EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                 August 21, 2002


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for ATNG, Inc., of our audit report dated May 3, 2002 relating to the audited December 31, 2001 financial statements of ATNG, Inc.




/s/Wheeler Wasoff, P.C.
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Wheeler Wasoff, P.C.
1601 Blake Street
Denver, Colorado 80202
303-572-8900